UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

AIRO Group Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

8444 Westpark Drive, Suite 840

McLean, Virginia 22102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 4, 2026

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of AIRO Group Holdings, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held at the offices of Cantor Fitzgerald & Co., 71 S Wacker Drive, Suite 2775, Chicago, IL 60606 on Thursday, June 4, 2026 at 9:00 a.m. Central Time for the following purposes:

1.	To elect Gregory Winfree, Brian Nelson and Sherrie McCandless as Class I directors to hold office until the Company’s 2029 annual meeting of stockholders and until their successors have been duly elected and qualified or their earlier death, resignation or removal.

2.	To ratify the selection by the Audit Committee of the Board of Directors of BPM LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

3.	To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the attached proxy statement.

The record date for the Annual Meeting is April 7, 2026. Only stockholders of record at the close of business on that date and their proxyholders may vote at the Annual Meeting or any adjournment thereof. A complete list of record stockholders will be available for examination by any stockholder for any purpose germane to the Annual Meeting for a period of ten days ending on the day before the Annual Meeting date. If you would like to view the list, please contact us at our principal executive offices between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time at AIRO Group Holdings, Inc., Attn: Corporate Secretary, 8444 Westpark Drive, Suite 840, McLean, Virginia 22102; telephone: (505) 338-2434.

If you plan to attend the Annual Meeting, you must pre-register no later than 9:00 a.m. Central Time on Wednesday, June 3, 2026. To register, follow the instructions provided on page 1 of the proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders on June 4, 2026 at 9:00 a.m. Central Time.

The proxy statement and our annual report will be available to stockholders at

https://web.viewproxy.com/AIRO/2026.

By Order of the Board of Directors,

/s/ Captain Joseph D. Burns
Captain Joseph D. Burns Chief Executive Officer McLean, Virginia April 21, 2026

This proxy statement and accompanying form of proxy card are first being made available to stockholders on or about April 21, 2026.

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or via the internet as instructed in these materials, as promptly as possible in order to ensure your vote is counted at the Annual Meeting. Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

The information on, or otherwise accessible through, our website does not constitute a part of this proxy statement.

i

AIRO GROUP HOLDINGS, INC.

8444 Westpark Drive, Suite 840

McLean, Virginia 22102

PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 4, 2026

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors of AIRO Group Holdings, Inc. (the “Company,” “AIRO,” “we,” “us” or “our”) is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements thereof. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 21, 2026 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

No, you will not receive any other proxy materials by mail unless you request a paper copy of proxy materials. All stockholders will have the ability to access the proxy materials online at https://web.viewproxy.com/AIRO/2026 or may request a printed set of the proxy materials. Instructions on how to access the proxy materials or to request a printed copy may be found in the Notice.

How do I attend the Annual Meeting?

The Annual Meeting will be held at the offices of Cantor Fitzgerald & Co., 71 S Wacker Drive, Suite 2775, Chicago, IL 60606 on Thursday, June 4, 2026 at 9:00 a.m. Central Time. Information on how to vote in person at the Annual Meeting is discussed below. You are entitled to attend the Annual Meeting if you were a stockholder of record as of the close of business on April 7, 2026, the record date for the Annual Meeting, or hold a valid proxy for the Annual Meeting.

For security reasons, all stockholders must pre-register to attend the Annual Meeting by 9:00 a.m. Central Time on June 3, 2026. To pre-register, please visit https://web.viewproxy.com/AIRO/2026 and follow the instructions provided. We will confirm receipt of your registration request by email. If you are a stockholder of record, your name will be verified against the list of stockholders of record prior to your admittance to the Annual Meeting or any adjournment or postponement thereof. You should be prepared to present photo identification for admission. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you will need to provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned stock as of the record date, a copy of a voting instruction form provided by your broker, bank or other nominee, or other similar evidence of ownership as of the record date, as well as your photo identification, for admission. If you do not pre-register, provide the necessary identification or comply with the other procedures described above, you will not be admitted to the Annual Meeting or any adjournment or postponement thereof. For security reasons, you and your bags may be subject to search prior to your admittance to the Annual Meeting.

Whether or not you participate in the Annual Meeting, it is important that you vote your shares.

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When is the record date for the Annual Meeting?

The Board of Directors has fixed the record date for the Annual Meeting to be the close of business on April 7, 2026 (the “Record Date”).

Will I be able to ask questions at the Annual Meeting?

We plan to spend up to 15 minutes answering questions that are relevant to the proposals to be voted on at the Annual Meeting and will include as many stockholder questions that comply with the rules of conduct for the Annual Meeting as the allotted time permits. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

What if I cannot attend the Annual Meeting?

You may vote your shares electronically before the Annual Meeting by internet, by proxy or by telephone as described below. You do not need to attend the Annual Meeting to vote if you submitted your vote via proxy, by internet or by telephone in advance of the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 31,438,382 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may attend and vote at the Annual Meeting or you may vote before the Annual Meeting by proxy through the internet, by telephone or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy through the internet or by telephone as instructed below or by completing a proxy card that you may request or that we may elect to deliver at a later time.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You must follow the instructions provided by your brokerage firm, bank, or other similar organization for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the internet, including by providing you with a 11-digit control number via email or on your Notice or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the internet as instructed by your broker, bank or other stockholder of record. If you did not receive a 11-digit control number via email or on your Notice or voting instruction form, and you wish to vote prior to or at the Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain a valid legal proxy.

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What am I voting on?

There are two matters scheduled for a vote:

●	Proposal No. 1 – To elect Gregory Winfree, Brian Nelson and Sherrie McCandless as Class I directors to hold office until our 2029 annual meeting of stockholders and until their successors have been duly elected and qualified or their earlier death, resignation or removal.

●	Proposal No. 2 – To ratify the selection by the Audit Committee of the Board of Directors of BPM LLP as our independent registered public accounting firm for the year ending December 31, 2026.

What if another matter is properly brought before the Annual Meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting or you may vote before the Annual Meeting by proxy through the internet, by telephone or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote at the Annual Meeting even if you have already voted by proxy. This is only required if you want to change your original vote, since votes will not be double counted. If you are a stockholder of record and do not vote at the Annual Meeting or by proxy by completing your proxy card, by telephone or through the internet, your shares will not be voted.

●	To vote using the proxy card, complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

●	To vote over the telephone, dial toll-free 1-866-804-9616 using a touch-tone phone and follow the recorded instructions. Have your proxy card available when you call. You will be asked to provide the control number from the Notice. Your telephone vote must be received by 11:59 p.m. Eastern Time on June 3, 2026 to be counted.

●	To vote through the internet before the Annual Meeting, go to http://www.AALvote.com/AIRO and follow the prompts to vote your shares. Have your proxy card available when you access the above website. You will be asked to provide the control number from the Notice. Your internet vote must be received by 11:59 p.m. Eastern Time on June 3, 2026 to be counted.

●	To vote at the Annual Meeting, you will receive a ballot when you arrive.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received the Notice containing voting instructions from that organization rather than from AIRO. Follow the voting instructions in the Notice to ensure that your vote is counted. To vote at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

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How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of the Record Date.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote at the Annual Meeting or by proxy by completing a proxy card, by telephone or through the internet before the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all nominees for director and “For” Proposal No. 2. If any other matter is properly presented at the Annual Meeting, your proxyholder will vote your shares using their best judgment.

What are “broker non-votes”?

If you are a beneficial owner of shares held in street name and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker, bank or other agent will still be able to vote your shares depends on whether the particular proposal is deemed to be a “routine” matter. Brokers, banks and other agents can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation) and certain corporate governance proposals, even if management-supported. When there is at least one “routine” matter that the broker, bank or other securities intermediary votes on, the shares that are un-voted on “non-routine” matters are counted as “broker non-votes.” Accordingly, your broker, bank or other agent may not vote your shares on Proposal No. 1 without your instructions, but may vote your shares on Proposal No. 2 even in the absence of your instruction. We expect broker non-votes to exist in connection with Proposal No. 1.

We encourage you to provide voting instructions to your broker, bank or other agent. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your broker, bank or other agent about how to submit your proxy to them at the time you receive this proxy statement.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

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Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

●	You may submit another properly completed proxy card with a later date.

●	You may grant a subsequent proxy by telephone or through the internet.

●	You may send a timely written notice that you are revoking your proxy to AIRO Group Holdings, Inc., Attn: Corporate Secretary, 8444 Westpark Drive, Suite 840, McLean, Virginia 22102.

●	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted, unless you vote at the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How does the Board of Directors recommend stockholders should vote?

The Board of Directors recommends that you vote:

●	Proposal No. 1 – FOR the election of each of Messrs. Winfree and Nelson and Ms. McCandless as Class I directors to hold office until our 2029 annual meeting of stockholders and until their successors have been duly elected and qualified or their earlier death, resignation or removal.

●	Proposal No. 2 – FOR the ratification of the selection by the Audit Committee of the Board of Directors of BPM LLP as our independent registered public accounting firm for the year ending December 31, 2026.

What vote is required to approve each item and how are votes counted?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Voting Options	Effect of Abstentions or Withhold votes, as applicable	Effect of Broker Non-Votes	Board Recommendation
1	Election of Directors named in this Proxy Statement	Nominees receiving the most “FOR” votes from holders of the shares present in person or represented by proxy and entitled to vote in the election of directors will be elected(1)	FOR or WITHHOLD	No Effect	No Effect(2)	FOR all nominees
2	Ratification of the selection of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026	“FOR” votes from a majority of the votes cast on such matter, voting affirmatively or negatively (excluding abstentions and broker non-votes)	FOR, AGAINST or ABSTAIN	No Effect	Not applicable(3)	FOR

(1)	Stockholders may not cumulate votes for directors.

(2)	This proposal is considered to be a “non-routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other nominee does not have discretionary authority to vote your shares on this proposal.

(3)	This proposal is considered to be a “routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other nominee has discretionary authority to vote your shares on this proposal.

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What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority of the voting power of the outstanding shares of stock entitled to vote at the Annual Meeting are present at the meeting in person or represented by proxy. On the Record Date there were 31,438,382 shares outstanding and entitled to vote. Thus, the holders of 15,719,192 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Annual Meeting in person. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the Annual Meeting may be adjourned to a later date either by the chairperson of the Annual Meeting or by the stockholders by the affirmative vote of a majority of the votes cast, voting affirmatively or negatively (excluding abstentions and broker non-votes).

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a current report on Form 8-K within four business days after the Annual Meeting, we intend to file a current report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional current report on Form 8-K to publish the final results.

When are stockholder proposals and director nominations due for next year’s annual meeting?

Stockholders who intend to present proposals at the Company’s annual meeting of stockholders in 2027 (the “2027 Annual Meeting”) pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must send notice of their proposal to us so that we receive it no later than December 22, 2026, and must comply with all other applicable requirements of Rule 14a-8. However, if the 2027 Annual Meeting is advanced by more than 30 days prior to or delayed by more than 30 days after June 4, 2027, then the deadline will be a reasonable time prior to the time we begin to print and send our proxy materials.

Stockholders who intend to present proposals at the 2027 Annual Meeting other than pursuant to Rule 14a-8 or nominate individuals for election as directors must comply with the notice provisions in our Amended and Restated Bylaws (the “Bylaws”). Under these requirements, stockholders providing notice of proposals or nominations pursuant to our current Bylaws must provide the information, representations and certifications required by our Bylaws not earlier than 120 days nor less than 90 days prior to the first anniversary of the date of the preceding year’s annual meeting which, for the 2027 Annual Meeting, is between February 4, 2027 and March 6, 2027. If the date of the 2027 Annual Meeting is advanced more than 30 days or delayed by more than 70 days from June 4, 2027, in order for notice by the stockholder to be timely, such notice must be so delivered, or mailed and received, not earlier than the 120th day prior to the date of such annual meeting and not later than the later of (i) the 90th day prior to the date of such annual meeting or (ii) the tenth day following the day on which public announcement of the date of such meeting is first made. Notice of stockholder proposals or nominations should be addressed to AIRO Group Holdings, Inc., Attn: Corporate Secretary, 8444 Westpark Drive, Suite 840, McLean, Virginia 22102. You are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our Board of Directors’ nominees must provide in their notice any additional information required by Rule 14a-19 under the Exchange Act.

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PROPOSAL NO. 1 ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. Currently, we have three directors in Class I, three directors in Class II and three directors in Class III, with each class of directors serving a staggered three-year term. Vacancies on the Board of Directors may be filled only by persons elected by the affirmative vote of a majority of the directors then in office, even if less than a quorum of the Board of Directors, or by a sole remaining director. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, will serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.

The Board of Directors currently has nine members. There are three directors in the class whose term of office expires in 2026: Messrs. Winfree and Nelson and Ms. McCandless. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors nominated each of Messrs. Winfree and Nelson and Ms. McCandless for election at the Annual Meeting. Each nominee for director has previously been elected by our stockholders. If elected at the Annual Meeting, each nominee would serve until the 2029 Annual Meeting of Stockholders and until their successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of the nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by AIRO. Each person nominated for election has consented to being named as a nominee in this proxy statement and has agreed to serve if elected. We have no reason to believe that any nominee will be unable or decline to serve if elected.

The following includes a brief biography of each nominee for director and each of our other current directors, including their respective ages, as of April 7, 2026. Each biography includes information regarding the specific experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee and the Board of Directors to determine that the applicable nominee or other current director should serve as a member of the Board of Directors.

No director or executive officer is related by blood, marriage, or adoption to any other director or executive officer. No arrangements or understandings exist between any director and any other person pursuant to which such person was selected as a director or nominee.

Class I Director Nominees for Election for a Three-Year Term Expiring at the 2029 Annual Meeting

Gregory Winfree, age 61, has served as a member of our Board of Directors since June 2025. Mr. Winfree currently serves as Agency Director and Chief Executive Officer of Texas A&M Transportation Institute, a leading transportation research agency, and has been in that role since December 2016. He also serves as an Adjunct Professor of Law at Texas A&M University School of Law, and has since January 2017. Mr. Winfree previously served as Assistant Secretary for the Office of the Assistant Secretary for Research and Technology of the United States Department of Transportation, from January 2014 to November 2016. Mr. Winfree holds a Sc.B. in Communications from St. John’s University and a J.D. from Georgetown University Law Center.

We believe Mr. Winfree is qualified to serve on our Board of Directors because of his extensive industry and regulatory expertise and his previous government experience.

Brian Nelson, age 55, has served as a member of our Board of Directors since June 2025. Mr. Nelson has served as the Chief Executive Officer, Executive Chairman, President and director of Precision Surfacing Solutions Group (formerly known as the Lapmaster Group), a manufacturing company, since October 2003. Mr. Nelson also currently serves on the board of directors of Dragonfly Energy Holdings Corp. (Nasdaq: DFLI), a public battery manufacturing company, since October 2022. Mr. Nelson holds an M.B.A. in Entrepreneurship from the DePaul University Charles H. Kellstadt School of Business and a B.S. in Civil & Environmental Engineering from Marquette University. He is a member of the Association of Manufacturing Technology and Young President’s Organization.

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We believe that Mr. Nelson is qualified to serve on our Board of Directors based on his years of business experience as a president and chief executive officer and public company board membership.

Sherrie McCandless, age 56, has served as a member of our Board of Directors since June 2025. Ms. McCandless currently serves as a member of the board of directors for The Old Soldiers Home Foundation, a nonprofit supporting veterans of the armed services, since December 2023 and the Pearl Harbor Aviation Museum since 2025. Ms. McCandless previously served as Commanding General of the District of Columbia National Guard, from April 2021 until September 2023. Ms. McCandless previously served as Director of Legislative Affairs for the National Guard Bureau, from May 2019 until April 2021. Ms. McCandless holds a B.S. in Mathematics from the University of Miami and an M.S. in National Security Strategy from the National War College.

We believe Ms. McCandless is qualified to serve on our Board of Directors because of her extensive industry experience and her previous government experience.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” THE ELECTION OF EACH CLASS I DIRECTOR NOMINEE.

Class II Directors Continuing in Office Until the 2027 Annual Meeting

John Uczekaj, age 67, has served as our President and Chief Operating Officer since July 2022. In addition to his position as our President and Chief Operating Officer, he has led Aspen Avionics, Inc. (“Aspen Avionics”), one of our subsidiaries, as Chief Executive Officer since February 2007 and has served on its board of directors since 2007. Prior to joining Aspen Avionics, he was President and Chief Operating Officer of the NORDAM Group LLC, an aerospace and defense company, from November 2004 to October 2006. He received the Aviation Industry Leader of the Year in 2012 from the Living Legends of Aviation and was inducted into the Living Legends of Aviation in 2013. He is a member of the board of directors of the General Aviation Manufacturers Association, since 2007. Mr. Uczekaj has over 40 years of experience in the avionics industry, starting out as an engineer at the Boeing Company (NYSE: BA), a global aerospace corporation, and moving into key management positions at Sperry, an electronics and equipment manufacturer, and Honeywell International Inc. (Nasdaq: HON), an aerospace and automation company. Mr. Uczekaj holds a B.S. in Electrical and Computer Engineering from Oregon State University and an M.B.A. from City University, Seattle, Washington.

We believe that Mr. Uczekaj is qualified to serve on our Board of Directors because of his extensive industry and management experience, his previous board memberships, and his officer-level corporate experience.

Edvard Per Erik Svehag, age 57, has served as a member of our Board of Directors since June 2025. Mr. Svehag currently serves as a director and an advisor to Dangroup Invest, an investment firm, and previously as the Chief Executive Officer, since 2017. He currently serves as the Chief Executive Officer to Svehag Invest, an investment company, since June 2024. Mr. Svehag co-founded Sky-Watch, one of our subsidiaries, and has served as the chairman of its board of directors since July 2011. Mr. Svehag serves as Board member for Belgravia Midco ApS, an IT company, since 2017. He has also served as a member of the board of directors of Danoffice IT ApS, a supplier of IT infrastructure, since 2001, and as chairman of the board of directors of GSOL Energy Global A/S, a supplier of solar solutions, since 2018. Mr. Svehag holds a B.Sc. from Syddansk Universitet, a M.B.A. from the University of Reading Henley Business School and a Board education from IMD business school in Switzerland.

We believe that Mr. Svehag is qualified to serve on our Board of Directors because of his extensive business and product experience and his board membership.

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Elizabeth Ng, age 69, has served as a member of our Board of Directors since June 2025. Ms. Ng is a Partner at Roel Consulting since 2003. She also serves as President at Kavionics, Inc. and as a member of its board of directors, since 2010. She previously served as the Chief Executive Officer of Ocean Biomedical, Inc., a public biopharmaceutical company, from January 2019 to October 2024 and served as a member of Ocean Biomedical, Inc.’s board of directors from January 2019 to August 2025. Ms. Ng previously served as Vice President and Head of Strategy and Business Development at Bioelectric Devices Inc., an artificial intelligence-driven bioelectronics company, from 2018 until 2020. Previously, she served as Senior Director of Portfolio Strategy at BioMarin Pharmaceutical Inc., a global biotechnology company, from 2010 to 2017. Ms. Ng holds a B.S. in Physics from the Massachusetts Institute of Technology and an M.B.A. from Stanford University.

We believe Ms. Ng is qualified to serve on our Board of Directors because of her business experience as a chief executive officer and her public company board membership.

Class III Directors Continuing in Office Until the 2028 Annual Meeting

Captain Joseph D. Burns, age 64, has served as our Chief Executive Officer and as a member of our Board of Directors since our inception in August 2021. He also serves on the board of directors of Aspen Avionics and AIRO Group, Inc., both subsidiaries of the Company, since July 2012 and March 2020 respectively. He is a pilot for United Airlines, serving as a Boeing 777 captain since August 2024 and a Boeing 757 and Boeing 767 captain since 2012. Previously, he served on the board of directors of Agile Defense LLC, a subsidiary of the Company, from December 2006 to March 2021. Captain Burns has served as Chief Executive Officer of AIRO Group Inc., since 2020, Executive Manager of Agile Defense, LLC since 2018, Executive Manager of AIRO Drone LLC since 2018, all of which are subsidiaries of the Company. Additionally, he has served as Vice President of Operations for KJ Ventures Inc., a technology consulting and investment company, since 1994. Captain Burns is a 40-year veteran of the aviation, technology, and communications industries. Captain Burns was an executive at United Airlines from 1992 to 2020, most recently serving as the Managing Director of Technology and Flight Test at United Airlines responsible for over $250 million in annual NextGen programs. Prior to that, Captain Burns held several positions at United Airlines, including Managing Director – Flight Standards, FAA Certificate Director of Operations, Director Flight Standards, Chief Pilot FFDO Program, Manager Automation Systems, and Pilot Instructor. His engineering and management experience also includes CEO positions at Sensurion Aerospace, an avionics company, from 2014 to 2018, and ATN Systems, Inc., an optics company, from 2001 to 2014. Captain Burns served on the National Space-Based Positioning, Navigation, and Timing Advisory Board from 2004 through April 2026 and was a Board Member Emeritus for EMS Technologies from 2007 to April 2026. He is also a prior member of the NextGen Advisory Council Subcommittee and he is the Chairman Emeritus for the Airline Operations Committee and the Air Traffic Control Council of Airlines for America, formerly known as the Air Transport Association of America. Captain Burns received a Master of Business Administration in Management from the Miami University Farmer School of Business and a Bachelor of Science in Aeronautics from Miami University.

We believe that Captain Burns is qualified to serve on our Board of Directors because of his aerospace experience, including regulations governing the aerospace industry.

Dr. Chirinjeev Kathuria, age 61, has served our Executive Chairman since our inception in August 2021. Dr. Kathuria is an Indian-American investor, businessperson, and philanthropist. Dr. Kathuria co-founded Ocean Biomedical, Inc. (Nasdaq: OCEA), a biopharmaceutical company, and serves as the executive chairman of its board of directors, a position he has held since its inception in January 2019. He co-founded of UpHealth, Inc. (OTC: UPH), a digital health company, and served on its board of directors from June 2021 to September 2025. In addition, Dr. Kathuria co-founded New Generation Power International, an energy company, in February 2009, and has served on its board of directors since that date. He also co-founded American Teleradiology NightHawks, Inc., a telemedicine company, in March 2003. American Teleradiology NightHawks, Inc. merged with NightHawk Radiology Holdings, Inc., and the combined company went public on Nasdaq in October 2006. From March 1998 to March 2000, Dr. Kathuria served as a director of the X-Stream Networks Inc., an internet service provider that was sold to Liberty Surf Group S.A. and subsequently went public on the Paris Stock Exchange. Dr. Kathuria has also been involved in space exploration and, in January 1999, became the founding director of MirCorp, the first commercial company to privately launch and fund manned space programs. Dr. Kathuria received a Bachelor of Science and Doctor of Medicine from Brown University and a Master of Business Administration from Stanford University.

We believe that Dr. Kathuria is qualified to serve on our Board of Directors because of his extensive knowledge of our business and public company experience.

John M. Belcher, age 84, has served as a member of our Board of Directors since December 2024. Mr. Belcher currently serves as the Chief Executive Officer of JMCB Enterprise Solutions, a management consulting firm, which he founded in July 2017. He previously served as the Chief Executive Officer and Chairman of ARINC, a provider of transport communications and systems engineering solutions, from 1998 to 2015. Prior to that, Mr. Belcher served as the President and Chief Executive Officer of Hughes Aircraft of Canada and the President and Chief Executive Officer of Thomson Hickling Aviation, an aviation company, from 1988 to 1998. He held several executive positions with Canada’s federal government, including Executive Director of Facilities, Engineering and Systems Development, Transport Canada, Director General of Office Automation Services and Information Systems, and Director General of Corporate Systems, Supply and Services Canada. He has over 40 years of experience in aviation, aerospace, airports, information technology, communications, and defense. He previously served as Chairman of the Canadian Advanced Technology Association and Chairman of the Advisor Board for the University of Waterloo. He also served on the board of directors for several trade associations and aerospace technology companies. He has received numerous awards and honors, including the Canadian National Transportation Award, the Maryland International Business Leadership Award, Business Leader of the Year for Annapolis and Anne Arundel County, the Carlyle Company Louis V. Gerstner, Jr. Excellence Award, and the Anne Arundel Excellence in Leadership Award. He is a member of the Annapolis and Anne Arundel County Chamber of Commerce Business Hall of Fame. Most recently, he was awarded the USA Ellis Island Medals of Honor on June 30, 2022, for his contribution to aviation, aerospace, and information technology as well as his successes as an entrepreneur and community leader. He graduated from the University of Ottawa with a B.S.C. in Applied Science and earned a graduate degree in Systems Engineering and Business Management from Queens University.

We believe that Mr. Belcher is qualified to serve on our Board of Directors because of his extensive industry and regulatory experience, his previous board memberships, and his officer-level corporate experience.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Overview

We are committed to exercising good corporate governance practices. In furtherance of this commitment, we regularly monitor developments in the area of corporate governance and review our processes, policies and procedures in light of such developments. Key information regarding our corporate governance initiatives can be found on the Governance page of the Investor Relations section of our website, http://theairogroup.com, including our Corporate Governance Guidelines, Code of Business Conduct and Ethics and the charters for our Audit, Compensation and Nominating and Corporate Governance Committees. The information on, or otherwise accessible through, our website does not constitute a part of this proxy statement. We believe that our corporate governance policies and practices empower our independent directors to effectively oversee our management—including the performance of our Chief Executive Officer—and provide an effective and appropriately balanced board governance structure. This section describes key corporate governance practices that we have adopted.

Director Nomination Process and Qualifications

We believe that an effective board of directors should be made up of individuals who collectively provide an appropriate balance of diverse occupational and personal backgrounds and perspectives and who have a range of skills and expertise sufficient to provide guidance and oversight with respect to the Company’s strategy and operations. Our Nominating and Corporate Governance Committee considers candidates who are recommended by its members, by other Board of Directors members, by stockholders, and by management, as well as those identified by third-party search firms retained to assist in identifying and evaluating possible candidates.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also considers individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially with the other members of the Board of Directors; possessing relevant professional background or expertise upon which to be able to offer advice and guidance to management; having sufficient time to devote to the affairs of the Company; demonstrating excellence in his or her field; experience as a board member or executive officer of another publicly held company; having a diverse personal background, perspective and experience; requirements of applicable law; potential conflicts of interest with other pursuits; and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, the operating requirements of AIRO and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity of background, age, skills and such other factors as it deems appropriate, given the current needs of the Board of Directors and AIRO, to maintain a balance of knowledge, experience and capability.

Our Nominating and Corporate Governance Committee reviews the overall service of incumbent directors whose terms are set to expire, including the number of meetings attended, level of participation, quality of performance, and any relationships and transactions that might impair such directors’ independence, as well as the overall composition of the Board of Directors and the desire to add new skill sets and expertise to the Company. In the case of all director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq Stock Market LLC (“Nasdaq”) purposes, which determination is based upon applicable listing standards of Nasdaq (the “Nasdaq Listing Rules”), applicable SEC rules and regulations and the advice of counsel, if necessary.

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Nominations by Stockholders

Our Nominating and Corporate Governance Committee will evaluate director candidates recommended by stockholders in the same manner in which the Nominating and Corporate Governance Committee evaluates any other director candidate. Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation but must include information that would be required under the “advance notice” provisions of the Bylaws and SEC rules to be included in a proxy statement soliciting proxies for the election of such candidate. Stockholders wishing to propose a candidate for consideration by our Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by submitting the above information to our Nominating and Corporate Governance Committee at AIRO Group Holdings, Inc., Attn: Corporate Secretary, 8444 Westpark Drive, Suite 840, McLean, Virginia 22102. Stockholders must also satisfy the notification, timeliness, consent, and information requirements set forth in our Bylaws. These requirements are also described under the section entitled “Questions and Answers about these Proxy Materials and Voting—When are stockholder proposals and director nominations due for next year’s annual meeting?” For additional information about our director nomination requirements, please see our Bylaws.

Independence of the Board of Directors

Our Board of Directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Based on information requested from and provided by each director and director nominee concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has affirmatively determined that Messrs. Belcher, Nelson and Winfree and Mses. Ng and McCandless do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is otherwise “independent” as that term is defined under the Nasdaq Listing Rules. In addition, our Board of Directors has determined that each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meets the applicable Nasdaq and SEC rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company. In making these independence determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. Due to their employment by the Company or affiliation with its affiliates, as applicable, the Board of Directors has determined that each of Captain Burns, Dr. Kathuria, and Messrs. Uczekaj and Svehag are not independent directors. There are no family relationships among our directors and executive officers.

Board Leadership Structure

The roles of chair of our Board of Directors and Chief Executive Officer are currently separated, with Dr. Kathuria serving as Executive Chairman of our Board of Directors and Captain Burns serving as our Chief Executive Officer. We believe that separating these positions is the best corporate governance leadership structure for us at this time, as it allows our Chief Executive Officer to focus on our day-to-day business. In determining to separate these roles, our Board of Directors recognized and continues to recognize the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as chair of our Board of Directors, particularly as the Board of Directors’ oversight responsibilities continue to grow. While neither of our Bylaws or Corporate Governance Guidelines require that the chair and Chief Executive Officer positions be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Role of the Board of Directors in Risk Oversight

Our Board of Directors believes that risk management is an important part of establishing, updating and executing our business strategy. Our Board of Directors, as a whole and at the committee level, has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations and the financial condition and performance of the Company. Our Board of Directors focuses its oversight on the most significant risks facing the Company and its processes to identify, prioritize, assess, manage and mitigate those risks. Our Board of Directors and its committees receive regular reports from members of the Company’s senior management on areas of material risk to the Company, including strategic, operational, financial, cybersecurity, legal and regulatory risks. While our Board of Directors has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on the Company.

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The Audit Committee is responsible for overseeing our financial reporting process on behalf of our Board of Directors and reviewing with management and our auditors, as appropriate, our major financial risk exposures, as well as overseeing our cybersecurity risk management processes, including oversight and mitigation of risks from cybersecurity threats. The Audit Committee also monitors compliance with legal and regulatory requirements. The Compensation Committee is responsible for overseeing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on the Company. The Nominating and Corporate Governance Committee oversees the management of risks associated with our overall compliance and corporate governance practices and the independence and composition of our Board of Directors. These committees provide regular reports to the full Board of Directors.

Meetings of the Board of Directors and Attendance

The Board of Directors met 3 times during 2025. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors, and of the committees on which he or she served, held during the portion of 2025 for which he or she was a director or committee member.

In accordance with our Corporate Governance Guidelines, our independent directors meet regularly in executive sessions of the Board of Directors without management and any non-independent directors present.

Our policy is to encourage directors and nominees for director to attend each annual meeting of stockholders. During 2025, our stockholders elected directors by written consent in lieu of holding an annual meeting of stockholders.

Information Regarding Committees of the Board of Directors

The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The following table provides committee membership and meeting information for 2025 for each of these committees:

Name	Audit	Compensation	Nominating and Corporate Governance
John M. Belcher	✔	✔ *
Brian Nelson	✔ *
Elizabeth Ng	✔	✔	✔
Gregory Winfree			✔ *
Sherrie McCandless		✔	✔
Number of Meetings	3	3	0

*	Committee chair

Below is a description of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The written charters of the committees, which comply with the applicable Nasdaq Listing Rules, are available to stockholders on the Governance page of the Investor Relations section of our website at http://theairogroup.com. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee

Our Audit Committee currently consists of Messrs. Nelson and Belcher and Ms. Ng, with Mr. Nelson serving as chair. Our Board of Directors has affirmatively determined that each member of the Audit Committee satisfies the independence requirements of the Nasdaq Listing Rules and Rule 10A-3(b)(1) under the Exchange Act. Our Board of Directors has determined that each of Messrs. Nelson and Belcher and Ms. Ng is an “audit committee financial expert” within the meaning of SEC regulations. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable listing standards. In arriving at these determinations, our Board of Directors has examined each Audit Committee member’s formal education, scope of experience and previous experience in financial roles.

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The primary purpose of the Audit Committee is to discharge the responsibilities of our Board of Directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include:

●	evaluating the performance, independence and qualifications of our independent registered public accounting firm and determining whether to retain our existing independent registered public accounting firm or engage a new independent registered public accounting firm;

●	reviewing and approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;

●	monitoring the rotation of partners of our independent registered public accounting firm on our engagement team as required by law;

●	prior to engagement of any independent registered public accounting firm, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent registered public accounting firm;

●	reviewing our annual and quarterly consolidated financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent registered public accounting firm and management;

●	reviewing, with our independent registered public accounting firm and management, significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

●	reviewing with management and our independent registered public accounting firm any earnings announcements and other public announcements regarding material developments;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;

●	preparing the report that the SEC requires in our annual proxy statement;

●	reviewing and providing oversight of any related-person transactions in accordance with our related-person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;

●	reviewing our major financial, information security and cybersecurity risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are implemented;

●	reviewing on a periodic basis our investment policy and related-person transactions policy; and

●	reviewing and evaluating on an annual basis the performance of our Audit Committee and the charter of our Audit Committee.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2025 with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

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Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

Respectfully submitted,

The Audit Committee of the Board of Directors

Brian Nelson (Chair)

John Belcher

Elizabeth Ng

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Our Compensation Committee currently consists of Mr. Belcher and Mses. Ng and McCandless, with Mr. Belcher serving as chair. Our Board of Directors has affirmatively determined that each member of the Compensation Committee satisfies the independence requirements under the Nasdaq Listing Rules and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board of Directors in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:

●	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board of Directors regarding) our overall compensation strategy and policies;

●	reviewing and approving or, in the case of our chief executive officer’s compensation, making recommendations to the full Board of Directors regarding the compensation and other terms of employment of our executive officers;

●	reviewing and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

●	reviewing and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

●	evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

●	overseeing workplace diversity initiatives and progress;
●	reviewing and making recommendations to the full Board of Directors regarding the type and amount of compensation to be paid or awarded to our non-employee board members;

●	establishing policies with respect to votes by our stockholders to approve executive compensation as required by Section 14A of the Exchange Act and determining our recommendations regarding the frequency of advisory votes on executive compensation, to the extent required by law;

●	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

●	administering our equity incentive plans;

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●	establishing policies with respect to equity compensation arrangements;

●	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

●	reviewing and making recommendations to the full Board of Directors regarding the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

●	reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

●	preparing the report that the SEC requires in our annual proxy statement; and

●	reviewing and assessing on an annual basis the performance of our Compensation Committee and the charter of our Compensation Committee.

Compensation Committee Processes and Procedures

The Compensation Committee generally meets quarterly and with greater frequency if necessary. The Compensation Committee also acts periodically by unanimous written consent in lieu of a formal meeting. The agenda for each meeting is usually developed by the chair of the Compensation Committee, in consultation with management. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer and other executive officers may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his or her compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the Company’s expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

The evaluation of our executive officers’ performance, including our Chief Executive Officer, is conducted by the Compensation Committee, which determines any adjustments to their compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

For more information regarding compensation of our executive officers and directors, see the sections titled “Director Compensation” and “Executive Compensation.”

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Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Mr. Winfree and Mses. Ng and McCandless, with Mr. Winfree serving as chair. Our Board of Directors has affirmatively determined that each member of our Nominating and Corporate Governance Committee satisfies the independence requirements under the Nasdaq Listing Rules.

Specific responsibilities of our Nominating and Corporate Governance Committee include:

●	identifying, reviewing and evaluating candidates to serve on our Board of Directors consistent with criteria approved by our Board of Directors;

●	determining the minimum qualifications for service on our Board of Directors;

●	evaluating director performance on the Board of Directors and applicable committees of the Board of Directors and determining whether continued service on our Board of Directors is appropriate;

●	evaluating, nominating and recommending individuals for membership on our Board of Directors;

●	evaluating nominations by stockholders of candidates for election to our Board of Directors;

●	considering and assessing the independence of members of our Board of Directors;

●	reviewing and recommending updates to the list of executive officers who are subject to the reporting requirements of Section 16 of the Exchange Act;

●	developing a set of corporate governance policies and principles, including a code of business conduct and ethics, periodically reviewing and assessing these policies and principles and their application and recommending to our Board of Directors any changes to such policies and principles;

●	reviewing and recommending updates to our insider trading policy;

●	overseeing our environmental, social and governance strategies, targets, policies, performance and reporting;

●	considering questions of possible conflicts of interest of directors as such questions arise; and

●	reviewing and assessing on an annual basis the performance of the Nominating and Corporate Governance Committee and the Nominating and Corporate Governance Committee charter.

Communications with the Board of Directors

Our Board of Directors welcomes input and suggestions from all interested parties, including stockholders. Anyone may communicate with a member or members of our Board of Directors, including the Executive Chairman of the Board of Directors, chair of the Audit, Compensation, or Nominating and Corporate Governance Committees, or to the non-management or independent directors, by sending a written communication to AIRO Group Holdings, Inc., Attn: Corporate Secretary, 8444 Westpark Drive, Suite 840, McLean, Virginia 22102.

Communications addressed to the Board of Directors or to an individual director are distributed to the Board of Directors or to such individual director or directors as appropriate. Any such communication is promptly distributed to the director or directors named therein unless such communication is considered, either presumptively or in the reasonable judgment of the Company’s Corporate Secretary, to be improper for submission to the intended recipient or recipients. Examples of communications that would presumptively be deemed improper for submission include, without limitation, solicitations, communications that raise grievances that are personal to the sender, communications that relate to the pricing of the Company’s products or services, communications that do not relate directly or indirectly to the Company and communications that are frivolous in nature.

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Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions, in accordance with Section 406 of the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder, which is available via the “Governance – Governance Documents – Code of Business Conduct and Ethics” link at https://investor.theairogroup.com. We intend to promptly disclose on our website or in a Current Report on Form 8-K in the future (i) the date and nature of any amendment (other than technical, administrative or other non-substantive amendments) to the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions and relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K and (ii) the nature of any waiver, including an implicit waiver, from a provision of the Code of Business Conduct and Ethics that is granted to one of these specified individuals that relates to one or more of the elements of the code of ethics definition enumerated in Item 406(b) of Regulation S-K, the name of such person who is granted the waiver and the date of the waiver.

Corporate Governance Guidelines

As part of our Board of Directors’ commitment to enhancing stockholder value over the long term, our Board of Directors has adopted a set of Corporate Governance Guidelines to provide the framework for the governance of the Company and to assist our Board of Directors in the exercise of its responsibilities. Our Corporate Governance Guidelines cover, among other topics, composition and structure of the Board of Directors, Board of Directors membership criteria, director independence, Board of Directors and Board of Directors committee assessments, committees of the Board of Directors, directors’ access to management and outside advisors and director orientation and education. The Corporate Governance Guidelines, as well as the charters for each committee of the Board of Directors, may be viewed on the Governance page of the Investor Relations section of our website at http://theairogroup.com.

Insider Trading Policy

We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers and employees that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form 10-K for our fiscal year ended December 31, 2025. In addition, it is the Company’s intent to comply with applicable laws and regulations relating to insider trading.

Policy Regarding Hedging and Pledging of Our Common Stock

Our Insider Trading Policy prohibits our employees, directors and designated consultants from engaging in hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. In addition, our employees, directors and designated consultants are prohibited from engaging in short sales, transactions in put options, call options or other derivative securities on an exchange or in any other organized market, or in any other inherently speculative transactions with respect to our stock. In addition, our employees, executive officers, directors and designated consultants are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan. Our Insider Trading Policy also prohibits our employees, directors and designated consultants from holding AIRO securities in a margin account or otherwise pledging AIRO securities as collateral for a loan.

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PROPOSAL NO. 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected BPM LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026 and has further directed that management submit the selection of BPM LLP as the Company’s independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. BPM LLP has audited the Company’s financial statements since 2022. Representatives of BPM LLP are not expected to be present at the Annual Meeting.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of BPM LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board of Directors is submitting the selection of BPM LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain BPM LLP. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL NO. 2.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to AIRO for the years ended December 31, 2025 and 2024 by BPM LLP, our independent registered public accounting firm.

	Year Ended December 31,
	2025	2024
Audit Fees(1)	$1,949,286	$1,244,071
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$1,949,286	$1,244,071

(1)	Audit fees of BPM LLP for the years ended December 31, 2025 and 2024 were for professional services rendered for audits of our consolidated financial statements, including accounting consultations, reviews of quarterly financial statements and professional services rendered in connection with our registration statements.

All fees incurred subsequent to the IPO in June 2025 have been pre-approved by our Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee has policies and procedures in place for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, BPM LLP. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members. The Audit Committee has delegated pre-approval authority to the chairperson of the Audit Committee, concurrent with the Audit Committee’s authority, to approve any one or more permitted non-audit services, and any pre-approval pursuant to this delegation must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by BPM LLP is compatible with maintaining the principal accountant’s independence.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of April 7, 2026 (except as noted) by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

●	each director and nominee for director;

●	each of the executive officers named in the Summary Compensation Table under “Executive Compensation” below (referred to throughout this proxy statement as our named executive officers); and

●	all current executive officers and directors as a group.

This table is based upon our internal records and information supplied by officers and directors, as well as Schedules 13G or 13D and Section 16 filings filed with the SEC by beneficial owners of more than 5% of our common stock. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to securities that are convertible into or exercisable for shares of common stock as of April 7, 2026 or will become convertible into or exercisable for shares of common stock within 60 days thereafter are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 31,438,382 shares outstanding on April 7, 2026, adjusted as required by rules promulgated by the SEC.

Except as otherwise noted below, the address for persons listed in the table is c/o AIRO Group Holdings, Inc., 8444 Westpark Drive, Suite 840, McLean, Virginia 22102.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders
Dr. Chirinjeev Kathuria(1)	4,591,388	14.6%
New Generation Aerospace, LLC(2)	3,650,710	11.6%
Woodline Partners LP(3)	2,753,067	8.8%
Carter Aviation Technologies, LLC(4)	2,614,652	8.3%
Captain Joseph D. Burns(5)	1,661,356	5.3%
Named Executive Officers, Directors and Director Nominees
Captain Joseph D. Burns(5)	1,661,356	5.3%
John Uczekaj(6)	345,910	1.1%
Dr. Mariya Pylypiv(7)	50,137	*
Dr. Chirinjeev Kathuria(1)	4,591,388	14.6%
John Belcher(8)	12,676	*
Gregory Winfree	-	-
Brian Nelson	-	-
Elizabeth Ng	-	-
Edvard Per Erik Svehag(9)	524,064	1.7%
Sherrie McCandless	-	-
All executive officers and directors as a group (10 persons)	7,185,531	22.9%

*	Represents beneficial ownership of less than 1%.

(1)	Consists of (i) 940,678 shares of our common stock held by Dr. Kathuria, and (ii) 3,650,710 shares of our common stock held by New Generation Aerospace, LLC (“NGA”). Dr. Kathuria is the managing member of NGA and may be deemed to have sole voting and dispositive power over the shares held by NGA. The principal business address for NGA is 19W060 Avenue LaTour, Oak Brook, Illinois 60523.

(2)	The indicated ownership is based solely on a Form 4 filed with the SEC by NGA on September 16, 2025. Dr. Chirinjeev Kathuria is the managing member of NGA and may be deemed to have sole voting and dispositive power over the shares of our common stock held by NGA. The principal business address for NGA is 19W060 Avenue LaTour, Oak Brook, Illinois 60523.

(3)	The indicated ownership is based solely on a Schedule 13G/A filed with the SEC by Woodline Partners LP on November 14, 2025. These shares are held directly by Woodline Master Fund LP (the “Woodline Fund”). Woodline Partners LP (“Woodline Partners”) is the investment adviser to Woodline Fund, has sole voting and dispositive power over the shares of our common stock reported herein, and has the right to receive, or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares of our common stock reported herein. The address of the business office of Woodline Partners is 4 Embarcadero Center, Suite 3450, San Francisco, CA 94111.

(4)	The principal business address for Carter Aviation Technologies, LLC is 2730 Commerce St., Ste 600, Wichita Falls, Texas 76301.

(5)	Consists of (i) 41,806 shares of our common stock held directly by Captain Burns, (ii) 1,314 shares of our common stock held by Captain Burns with his spouse as joint tenants with right of survivorship, and (iii) 1,618,236 shares of our common stock held by the Joe and Kim Burns Trust (the “Burns Trust”). Captain Burns is the trustee of the Burns Trust and has sole voting and dispositive power with respect to the shares held by the Burns Trust.

(6)	Consists of (i) 22,804 shares of our common stock held directly by Mr. Uczekaj, including 1,769 shares of our common stock held by Mr. Uczkeaj and his spouse as community property with the right of survivorship, and (ii) 323,106 shares of our common stock held by the JS DM Uczekaj Family Trust (the “Uczekaj Trust”). Mr. Uczekaj is the trustee of the Uczekaj Trust and has sole voting and dispositive power with respect to the shares of our common stock held by the Uczekaj Trust.

(7)	Consists of (i) 49,887 shares of our common stock held directly by Dr. Pylypiv and (ii) 250 shares of our common stock held by Persistent LLC. Dr. Pylypiv is the sole member of Persistent LLC and has sole voting and dispositive power over the shares held by Persistent LLC.

(8)	Consists of shares of our common stock held directly by Mr. Belcher.

(9)	Consists of 524,064 shares of our common stock held by Dangroup ApS. Mr. Svehag is a director and indirect beneficial owner of 60% of Dangroup and may be deemed to have shared voting and dispositive power over the shares held by Dangroup.

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DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires that our executive officers, directors and 10% stockholders file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based solely on our review of the reports furnished to us and written representations from our directors and officers that no other reports were required, we believe that during our fiscal year ended December 31, 2025, all Section 16(a) filing requirements were satisfied on a timely basis except that two Form 4s covering an aggregate of three transactions reported late were filed on behalf of Captain Burns on September 16, 2025 and October 22, 2025, two Form 4s covering an aggregate of two transactions reported late were filed by Mr. Uczekaj on July 3, 2025 and August 5, 2025, one Form 4 covering one transaction reported late was filed on behalf of Dr. Kathuria on October 22, 2025, Forms 4 each covering one transaction reported late were filed on behalf of each of Messrs. Winfree and Belcher and Mses. McCandless and Ng on February 5, 2026 and one Form 4 covering one transaction reported late was filed on behalf of Mr. Nelson on February 23, 2026.

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EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of April 7, 2026:

Name	Age	Position
Dr. Chirinjeev Kathuria(1)	61	Executive Chairman, Co-Founder and Director
Captain Joseph D. Burns(1)	64	Chief Executive Officer and Director
John Uczekaj(2)	67	President, Chief Operating Officer and Director
Dr. Mariya Pylypiv	37	Chief Financial Officer

(1)	Please see “Class III Directors Continuing in Office Until the 2028 Annual Meeting” for the biographies of Dr. Kathuria and Captain Burns.
(2)	Please see “Class II Directors Continuing in Office Until the 2027Annual Meeting” for the biography of Mr. Uczekaj.

Dr. Mariya Pylypiv has served as our Chief Financial Officer since May 2024 and previously served as our interim Chief Financial Officer from June 2023 to May 2024. She brings deep experience in corporate finance, capital markets, and public company operations. From September 2022 to May 2024, she served as Director and President of Maven Execs, a financial consulting firm she co-founded, where she supported companies on financial strategy, transaction readiness, and operational scaling. Since July 2023, she has served as a director of Young America Capital, an independent investment bank. She currently serves as a director of UpHealth, Inc. (OTC: UPH) (“UpHealth”), a digital health company, since August 2022. She previously served as Chief Strategy Officer of UpHealth from June 2021 to May 2022 and as its Vice President of Finance from May 2022 to August 2022, where she supported corporate strategy, financial operations. From January 2021 to August 2021, Dr. Pylypiv served as Vice President of Investment Banking and Corporate Development at Sikich LLP, a professional services firm specializing in accounting, technology, investment banking and advisory services, and as an Investment Banking and Corporate Development Associate from March 2018 to December 2020, where she supported transaction execution and strategic advisory engagements across M&A and capital markets. Earlier in her career, she served as Senior Research Analyst at Acrospire Investment Management LLC, a quantitative global equities investment firm utilizing machine learning-driven strategies, from February 2016 to March 2018, and as Quantitative Research Analyst at Rotella Capital Management, a hedge fund management firm, from July 2014 to January 2016. Dr. Pylypiv holds a Ph.D. in Consumer and Family Economics with a focus on Finance from Purdue University. She also holds a Bachelor of Business Economics in Accounting and Audit and a Master’s degree in Accounting and Audit from Vasyl Stefanyk Precarpathian National University, as well as B.A. and M.A. degrees in International Economics from Ternopil National Economic University. She holds FINRA Series 79 and 63 licenses and has completed training in cybersecurity and ESG.

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EXECUTIVE COMPENSATION

Our named executive officers, who consist of our principal executive officer and our two other most highly compensated executive officers, for the year ended December 31, 2025 were:

●	Captain Joseph D. Burns, our Chief Executive Officer;

●	John Uczekaj, our President and Chief Operating Officer; and

●	Dr. Mariya Pylypiv, our Chief Financial Officer.

Summary Compensation Table

The following table shows the compensation awarded or paid to, or earned by, our named executive officers for the years ended December 31, 2025 and 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)(2)		Nonequity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Captain Joseph D. Burns(3)	2025	363,462	350,000	352,100		—		—		1,065,562
Chief Executive Officer and Director	2024	—	—	—		—		—		—
John Uczekaj(4)	2025	366,602	100,000	736,676	(5)	32,996	(5)	6,505	(6)	1,242,779
President, Chief Operating Officer and Director	2024	300,000	—	—		—		—		300,000
Dr. Mariya Pylypiv(7)	2025	155,769	90,000	800,000		—		—		1,045,769
Chief Financial Officer

(1)	Amounts represent (i) for all named executive officers, discretionary bonuses paid in 2026 with respect to 2025 performance, as described further below in the section titled “—Annual Bonus;” and (ii) for Captain Burns, a cash bonus received upon completion of our IPO, as described further below in the section titled “—Employment Agreements with our Named Executive Officers.”

(2)	Amounts include the aggregate grant date fair value of stock awards issued to our named executive officers, calculated in accordance with ASC 718, including: (i) for Mr. Uczekaj and Dr. Pylypiv, restricted stock unit (“RSU”) awards, as described further below under “—Employment Agreements with our Named Executive Officers;” (ii) for Captain Burns and Dr. Pylypiv, stock bonus awards received upon the completion of our IPO, as described further below in the section titled “—Employment Agreements with our Named Executive Officers;” and (iii) for Mr. Uczekaj, shares of common stock granted pursuant to our Management Carveout Plan (as defined below), as described further below in footnote 5. Assumptions used in the calculation of the grant date fair value are set forth in Note 15, “Stock-Based Compensation” to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. These amounts do not reflect the actual economic value realized by our named executive officers.

(3)	Captain Burns is also a member of our Board of Directors but did not receive any additional compensation in his capacity as a director. Captain Burns did not receive a base salary, was not granted equity, and did not otherwise receive any compensation during fiscal year ended December 31, 2024.

(4)	Mr. Uczekaj is also a member of our Board of Directors but did not receive any additional compensation in his capacity as a director.

(5)	Upon the consummation of our IPO, Mr. Uczekaj received the following in satisfaction of his award opportunity under the Management Carveout Plan: (i) as reported in the “Stock Awards” column, 28,678 shares of our common stock with a grant date fair value of $690,280, calculated in accordance with ASC 718; and (ii) as reported in the “Nonequity Incentive Plan Compensation” column, $32,996 in cash. See “—2021 Management Carveout Plan” below for additional information.

(6)	Represents life insurance premiums paid by us.

(7)	Dr. Pylypiv commenced employment with us effective as of June 16, 2025 and as such was not a named executive officer for the year ended December 31, 2024. Accordingly, only her compensation for the year ended December 31, 2025 is included in the Summary Compensation Table in accordance with SEC rules.

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Narrative to the Summary Compensation Table

Annual Base Salary

The 2025 annual base salary rates for our named executive officers, effective as of the date of the IPO, are set forth in the table below.

Name	2025 Base Salary ($)
Captain Joseph D. Burns	700,000
John Uczekaj	500,000
Dr. Mariya Pylypiv	300,000

Annual Bonus

In 2025, our named executive officers were eligible to receive discretionary annual performance bonuses based on individual performance, company performance or as otherwise deemed appropriate, as determined by our Board of Directors. The Board of Directors awarded discretionary annual performance bonuses of $175,000, $100,000 and $90,000 to Captain Burns, Mr. Uczekaj, and Dr. Pylypiv, respectively, as reported in the “Bonus” column of the Summary Compensation Table.

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align our interests and those of our stockholders with those of our employees, including our executive officers. The Board of Directors or an authorized committee thereof is responsible for approving equity grants.

Prior to fiscal year ended December 31, 2025, we had not historically granted equity awards to our named executive officers. During the fiscal year ended December 31, 2025, we issued common stock and granted RSU awards under the terms of our 2025 Equity Incentive Plan (the “2025 Plan”) to our named executive officers pursuant to the terms of each named executive officer’s respective employment agreements. The terms of our named executive officers’ employment agreements are described below under the subsection titled “—Employment Arrangements with our Named Executive Officers.”

Employment Arrangements with our Named Executive Officers

On August 11, 2025, we entered into at-will employment agreements with Captain Joseph D. Burns (the “Burns Employment Agreement”) and John Uczekaj (the “Uczekaj Employment Agreement”). On June 4, 2025, we entered into an at-will employment agreement with Dr. Mariya Pylypiv (the “Pylypiv Employment Agreement,” and together with the Burns Employment Agreement and the Uczekaj Employment Agreement, the “Employment Agreements”). The terms of the Employment Agreements are described below.

Captain Burns

On August 11, 2025, we entered into the Burns Employment Agreement, which provides for base annual compensation of $700,000 and a bonus payable upon the consummation of our IPO of $350,000, payable 50% in cash and 50% in common stock based on the IPO price. Captain Burns is eligible to earn an annual discretionary bonus of up to 100% of his annual base salary. Under the Burns Employment Agreement, Captain Burns is entitled to certain severance and change in control benefits, the terms of which are described below under “—Potential Payments upon Termination or Change of Control.”

Mr. Uczekaj

On August 11, 2025, we entered into the Uczekaj Employment Agreement, which provides for base annual compensation of $500,000 per year, and a one-time grant of RSUs with a total value of $50,000. The RSUs vest in four equal quarterly installments on the first day of each calendar quarter following the grant date, subject to Mr. Uczekaj’s continued employment through each such vesting date. Mr. Uczekaj is eligible to earn an annual discretionary bonus of up to 80% of his annual base salary. Under the Uczekaj Employment Agreement, Mr. Uczekaj is entitled to certain severance and change in control benefits, the terms of which are described below under “—Potential Payments upon Termination or Change of Control.”

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Dr. Pylypiv

On June 4, 2025, we entered into the Pylypiv Employment Agreement, which provides for base annual compensation of $300,000, a bonus payable on the consummation of our IPO of $300,000, payable in common stock based on the IPO price, an initial grant of RSUs with a total value of $500,000 based on the IPO price (to be fully vested upon grant), and a grant of RSUs with a total value of $500,000 based on the fair market value of the common stock on the date of grant (to be fully vested upon grant), to be made on the first anniversary of the IPO, subject to Dr. Pylypiv’s continued employment with us through such date. Dr. Pylypiv is eligible to earn an annual discretionary bonus of up to 60% of her annual base salary. Under the Pylypiv Employment Agreement, Dr. Pylypiv is entitled to certain severance and change in control benefits, the terms of which are described below under “—Potential Payments upon Termination or Change of Control.”

Potential Payments Upon Termination or Change of Control

Pursuant to the Employment Agreements, if any of Captain Burns, Mr. Uczekaj or Dr. Pylypiv is terminated without cause (other than as a result of death or disability) or resigns for good reason, or, with respect to Captain Burns or Mr. Uczekaj, voluntarily terminates his employment due to retirement (each such termination, a “Qualifying Termination”), subject to the execution and delivery of a release of claims, such individual would be entitled to: (i) continued payment of their base salary for 12 months following the termination (for Captain Burns and Mr. Uczekaj, as continuing payments concurrently with regular payroll payments, for Dr. Pylypiv, in a lump sum at the time of such termination); (ii) a pro-rated portion of their target bonus for the calendar year of termination paid, if any such bonus has been determined to have been achieved by our Board of Directors; and (iii) coverage of certain health and welfare benefits for up to 12 months following such termination.

Under the Pylypiv Employment Agreement, if Dr. Pylypiv is terminated due to a Qualifying Termination, subject to her continued compliance with the terms of the Pylypiv Employment Agreement, the vesting of any then-unvested equity awards would be accelerated, such that one hundred percent of such equity awards would be deemed immediately vested and exercisable.

If either of Captain Burns or Mr. Uczekaj is terminated due to a Qualifying Termination (other than as a result of a voluntary retirement) within three months prior to or within 12 months following a Change in Control (as defined in such individual’s Employment Agreement), subject to such individual’s continued compliance with the terms of the Burns Employment Agreement or Uczekaj Employment Agreement, as applicable, the vesting of any then-unvested equity awards will be accelerated, such that one hundred percent of such equity awards shall be deemed immediately vested and exercisable.

If any of Captain Burns, Mr. Uczekaj or Dr. Pylypiv resigns without good reason, if we terminate such individual’s employment for cause, or if we terminate such individual’s employment as a result of death or disability, such individual will receive their base salary accrued through their last day of employment, as well as any unused vacation (if applicable) accrued through their last day of employment. Under these circumstances, none of Captain Burns, Mr. Uczekaj and Dr. Pylypiv will be entitled to any other form of compensation, including any severance or accelerated vesting, other than such individual’s rights to the vested portion of any equity awards and any other rights to which they are entitled under our benefit programs.

For purposes of the Employment Agreements:

●	“Cause” for termination will mean the occurrence of any of the following events, as determined reasonably and in good faith by the Board of Directors or a committee designated by the Board of Directors: (i) gross negligence or willful failure to substantially perform their duties and responsibilities to the Company or willful and deliberate violation of a Company policy; (ii) conviction of a felony or commission of any act of fraud, embezzlement or dishonesty against the Company or involving moral turpitude that is likely to inflict or has inflicted injury on the business of the Company, to be determined in the sole discretion of the Company; (iii) their unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party that they owe an obligation of nondisclosure as a result of their relationship with the Company; or (iv) willful and deliberate breach of the applicable Employment Agreement that causes or could reasonably be expected to cause material injury to the business of the Company.

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●	“Good reason” means resigning from employment with the Company if any of the following actions are taken by the Company without their prior written consent: (i) a material reduction in duties, authority, or responsibilities relative to the duties, authority, or responsibilities in effect immediately prior to such reduction, excluding having the same title, duties, authority and responsibilities at a subsidiary level following a Change in Control; (ii) the relocation of their primary work location to a point more than fifty (50) miles from their primary work location as set forth herein that requires a material increase in their one-way driving distance, provided, however, that neither their transition from remote work to a Company office nor to remote work from a Company office will be considered a relocation of their primary work location for purposes of this definition; (iii) a material reduction by the Company of their base salary or annual target bonus opportunity, as initially set forth herein or as the same may be increased from time to time pursuant to this offer letter agreement, except for across-the-board salary reductions implemented prior to a Change in Control which are implemented based on the Company’s financial performance and similarly affecting all or substantially all senior management employees of the Company; and (iv) a material breach by the Company of the terms of the applicable Employment Agreement. Provided, however that, such termination by them shall only be deemed for Good Reason pursuant to the foregoing definition if (1) the Company is given written notice from them within sixty (60) days following the first occurrence of the condition that they consider to constitute Good Reason describing the condition, (2) the Company fails to satisfactorily remedy such condition within thirty (30) days following such written notice, and (3) they terminate employment within thirty (30) days following the end of the period within which the Company was entitled to remedy the condition constituting Good Reason but failed to do so.

●	“Retirement” means Captain Burns’ or Mr. Uczekaj’s voluntary termination of employment after: (i) reaching age 55; (ii) the sum of his age and years of service with the Company equals or exceeds 70; and (ii) he has provided the Company with at least six months’ prior written notice of his intention to retire.

Other Compensation Arrangements with Our Named Executive Officers

2021 Management Carveout Plan

In December 2021, Aspen Avionics adopted the 2021 Management Carveout Plan, which was most recently amended in May 2025 (as amended, the “Management Carveout Plan”). The Management Carveout Plan established a benefit pool for designated employees and consultants of Aspen Avionics, including Mr. Uczekaj, which became payable in connection with the closing of our IPO. All participants in the Management Carveout Plan agreed to convert a portion of the amount owed to them under the Management Carveout Plan into an aggregate 71,319 shares of common stock immediately prior to the closing of our IPO, with the remaining amount paid in cash at the closing of the IPO. Upon the closing of the IPO, in satisfaction of his award opportunity under the Management Carveout Plan, we issued Mr. Uczekaj 28,678 shares of our common stock and paid Mr. Uczekaj $32,996 in cash. None of our other named executive officers participated in the Management Carveout Plan.

Outstanding Equity Awards as of December 31, 2025

The following table shows certain information regarding outstanding equity awards on December 31, 2025 for the named executive officers.

	Stock Awards
	Number of Shares That Have Not Vested (#)		Market Value of Shares That Have Not Vested ($)(1)
John Uczekaj	1,730	(2)	14,151

(1)	The market value is based on the closing price of our common stock as of December 31, 2025 of $8.18 per share.
(2)	The RSUs vest in four equal installments on each of October 1, 2025, January 1, 2026, April 1, 2026 and July 1, 2026, subject to Mr. Uczekaj’s continued employment with the Company through each such date.

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Other Compensation and Benefits

Our named executive officers are eligible to participate in our employee benefit plans, including medical, dental, vision, short- and long-term disability, health savings and flexible spending accounts, and life and accidental dismemberment insurance plans, in each case on the same basis as all of our other employees. We pay a portion of the premiums for the medical, dental and short-term disability insurance, and the full premiums for life, accidental death and dismemberment, and long-term disability insurance for all our employees, including our named executive officers. We generally do not provide perquisites or personal benefits to our named executive officers. In addition, we provide the opportunity to participate in a 401(k) plan to our employees, including our named executive officers, as discussed in the subsection titled “—401(k) Plan” below.

401(k) Plan

Our named executive officers are eligible to participate in a defined contribution retirement plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax or after-tax (“Roth”) basis, up to the statutorily prescribed annual limits on contributions under the Internal Revenue Code of 1986, as amended (the “Code”). Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The 401(k) plan is qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. Our Board of Directors may elect to adopt qualified or nonqualified benefit plans in the future, if it determines that doing so is in our best interests.

Equity Compensation Plan Information

The following table shows certain information with respect to all of our equity compensation plans in effect as of December 31, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding stock options and RSUs (a)(1)	Weighted- average exercise price of outstanding stock options (b)(2)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders(3)	410,267	$8.59	1,383,545	(4)
Equity compensation plans not approved by stockholders	–	–	–
Total	410,267	$8.59	1,383,545	(4)

(1)	Includes shares issuable upon exercise of outstanding options and shares issuable upon settlement of unvested RSUs. Does not include 51,832 shares of common stock issuable upon settlement of vested RSUs with deferred settlement. The shares of common stock underlying any awards that are forfeited, canceled, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under our 2025 Plan will be added back to the shares of common stock available for issuance under our 2025 Plan. We no longer make grants under the AIRO Group Holdings, Inc. Option Plan (the “Legacy Plan”).

(2)	The weighted average exercise price is calculated based solely on outstanding stock options and does not take into account shares of common stock underlying RSUs, which have no exercise price.

(3)	Includes the Legacy Plan and the 2025 Plan.

(4)	The 2025 Plan provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on January 1st of each fiscal year for a period of ten years commencing on January 1, 2026 and ending on (and including) January 1, 2035, in an amount equal to (i) 3% of the total number of shares of common stock outstanding on December 31st of the preceding fiscal year, or (ii) a lesser number of shares determined by our Board of Directors prior to January 1st of a given fiscal year. Accordingly, on January 1, 2026, the number of shares of common stock available for issuance under our 2025 Plan increased by 941,292 shares pursuant to these provisions. This increase is not reflected in the table above.

Clawback Policy

As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the CEO and Chief Financial Officer may be legally required to reimburse our Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002, as amended. Additionally, we have implemented a Dodd-Frank Act-compliant clawback policy, as required by SEC rules, which applies to our executive officers, within the meaning of Section 10D of the Exchange Act and Rule 10D-1 promulgated thereunder, who were employed by the Company or a subsidiary of the Company during the applicable recovery period. Under the policy, in the event that the financial results upon which a cash or equity-based incentive award was predicated become the subject of a financial restatement that is required because of material non-compliance with financial reporting requirements, the Compensation Committee will conduct a review of awards covered by the policy and recoup any erroneously awarded incentive-based compensation to ensure that the ultimate payout gives retroactive effect to the financial results as restated. The policy covers any cash or equity-based incentive compensation award that was paid, earned or granted to a covered officer during the last completed three fiscal years immediately preceding the date on which we are required to prepare the accounting restatement.

Policies and Practices Related to  the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

From time to time, prior to our IPO, we awarded stock options to certain employees. Since the effectiveness of our IPO and going forward, we have no plans to grant stock options, stock appreciation rights, or similar instruments with option-like features and have no policies or practices to disclose pursuant to Item 402(x)(1) of Regulation S-K.

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DIRECTOR COMPENSATION

The table below sets forth information regarding the compensation paid to our directors for service on the Board of Directors during the year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)(2)(3)	All Other Compensation	Total ($)
John Belcher	61,000	–	–	61,000
Gregory Winfree	57,500	–	–	57,500
Brian Nelson	57,500	–	–	57,500
Elizabeth Ng	60,500	–	–	60,500
Sherrie McCandless	57,000	–	–	57,000

(1)	Represents the following cash fees paid to our non-employee directors in 2026 in recognition of 2025 service on the Board of Directors, as applicable: (i) a $50,000 cash retainer, (ii) a $7,500 cash retainer for service as a committee chair, and (iii) a $3,500 cash retainer for service on each committee of the Board of Directors (but not as chair of such committee).

(2)	On February 1, 2026, we made a one-time grant of 4,460 RSUs to each non-employee director in recognition of 2025 service, which will vest in full on the date of the Annual Meeting, subject to continuous service through such date. This grant will be included in the stock awards column of this table in the proxy statement for the annual meeting of stockholders to be filed in 2027.

(3)	None of our non-employee directors held any outstanding stock equity awards as of December 31, 2025.

Narrative to Director Compensation Table

The table above does not include Captain Burns or Mr. Uczekaj because neither Captain Burns nor Mr. Uczekaj receive additional compensation for services provided as a director. Captain Burns and Mr. Uczekaj are named executive officers, and their compensation information is included under “Executive Compensation” above. Additionally, the table above does not include Dr. Kathuria because he is an executive officer of the Company, but is not a named executive officer, and does not receive any additional compensation for services provided as a director. Mr. Svehag is a non-executive employee and does not receive additional compensation for services provided as a director. Mr. Svehag’s employee compensation and other amounts payable to an entity in which he has a significant ownership interest are discussed below under “Transactions with Related Persons and Indemnification—Certain Transactions with or involving Related Persons—Sky-Watch and Dangroup Arrangements” and “Svehag Arrangements.”

Non-Employee Director Compensation Policy

Prior to the adoption of our Non-Employee Director Compensation Policy in February 2026 (described below), we did not have a policy providing for compensation of our non-employee directors for service on our Board of Directors and committees of our Board of Directors. In February 2026, our Board of Directors approved the following compensation for the non-employee directors in recognition of their service during 2025: (A) (i) a $50,000 cash retainer for service on the Board of Directors, (ii) a $7,500 cash retainer for service as a committee chair, and (iii) a $3,500 cash retainer for service on each committee of the Board of Directors (but not as chair of such committee), and (B) a one-time grant of RSUs under the 2025 Plan covering a number of shares of our common stock with an aggregate grant date fair value of $50,000.

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In February 2026, our Board of Directors adopted a Non-Employee Director Compensation Policy, pursuant to which our non-employee directors are eligible to receive compensation for service on our Board of Directors and committees of our Board of Directors, effective as of January 1, 2026. This policy provides that each non-employee director will receive the following compensation for service on our Board of Directors:

●	an annual cash retainer of $100,000 for eligible directors;

●	an additional cash retainer of $15,000 for service as chair of each committee of the Board of Directors;

●	an additional cash retainer of $7,000 for service on each committee of the Board of Directors (other than for committee chairs); and

●	an annual RSU award granted on the date of each annual meeting of our stockholders to each non-employee director that continues to serve after such date, with a value of $100,000 (the “Annual Grant”).

The RSUs subject to the Annual Grant will vest in full on the earlier of the one-year anniversary of the date of grant or the next annual meeting of stockholders (or the date immediately prior to the next annual meeting of stockholders if the director’s service as a director ends at such meeting due to the director’s failure to be re-elected or the director not standing for re-election), subject to the director’s continued service through each such date. All equity awards held by a director will accelerate and vest immediately prior to the closing of a Change in Control (as defined in the 2025 Plan), subject to the director’s continued service through such date.

Pursuant to the Non-Employee Director Compensation Policy, the compensation described above is subject to the limits on non-employee director compensation set forth in the 2025 Plan. Each of the RSU awards described above will be granted under our 2025 Plan.

We will also reimburse each non-employee director for ordinary, necessary, and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in Board of Directors and committee meetings.

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TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

The following is a summary of transactions since January 1, 2024, to which we have been a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any of our directors, executive officers or holders of more than 5% of our capital stock or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements which are described in the sections titled “Executive Compensation” and “Director Compensation.”

Certain Transactions With or Involving Related Persons

Stock Repurchase

In connection with our underwritten public offering in September 2025, we entered into a stock purchase agreement with certain of our stockholders, including certain of our directors and executive officers and their affiliates, pursuant to which we agreed to repurchase 978,000 shares of common stock at the public offering price of $18.50 per share, less the underwriting discounts and commissions and any withholding taxes, contingent on and immediately following the closing of the offering. In addition, we agreed to repurchase up to an additional 138,312 shares if the underwriters exercised their option to purchase additional shares in the offering.

The stock purchase agreement and related arrangements and transactions were reviewed and approved by our Audit Committee, which is charged with reviewing related party transactions, and is composed of three independent directors. Upon the recommendation of the Audit Committee, a pricing committee established by our Board of Directors also approved such transaction.

The table below sets forth the aggregate number of shares of common stock repurchased by us from our related parties upon the closing of the offering.

Name	Shares of Common Stock	Aggregate Purchase Price ($)
New Generation Aerospace, LLC(1)	405,634	7,504,229
Carter Aviation Technologies, LLC(2)	290,516	5,374,546
Joe and Kim Burns Trust(3)	179,800	3,326,300
Chirinjeev Kathuria	103,733	1,919,061
JS DM Uczekaj Family Trust(4)	35,900	664,150
John Uczekaj	2,225	41,162

(1)	Dr. Chirinjeev Kathuria, our Executive Chairman and co-founder and a member of our Board of Directors, is the managing member of New Generation Aerospace, LLC. New Generation Aerospace, LLC beneficially owns more than 5% of our common stock.
(2)	Carter Aviation Technologies, LLC is a beneficial owner of more than 5% of our common stock.
(3)	Captain Joseph D. Burns, our Chief Executive Officer and a member of our Board of Directors, is the trustee of the Joe and Kim Burns Trust.
(4)	John Uczekaj, our President and Chief Operating Officer and a member of our Board of Directors, is the trustee of the JS DM Uczekaj Family Trust.

Success Fee Arrangement

We were formed in August 2021 for the purpose of acquiring and integrating various companies engaged in the aerospace defense industry. During the year ended December 31, 2022, we completed the acquisition of the following companies, which are now organized into our reportable segments (collectively, the “Acquired Companies”): Aspen Avionics, Agile Defense, LLC, Coastal Defense Inc., AIRO Drone LLC, Sky-Watch A/S (“Sky-Watch”), and Jaunt Air Mobility LLC (“Jaunt”). On March 3, 2023, we entered into a Business Combination Agreement between Kernel Group Holdings, Inc., a Cayman Islands exempted company, AIRO Group, Inc., a Delaware corporation (“ParentCo”), Kernel Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of AIRO Group, Inc., AIRO Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of AIRO Group, Inc., VKSS Capital, LLC, a Delaware limited liability company, in the capacity as the representative for the stockholders of Kernel Group Holdings, Inc. and AIRO Group, Inc. and also in the capacity as Kernel Group Holdings, Inc.’s sponsor, and Dr. Kathuria, in the capacity as the representative for our stockholders (the “Business Combination Agreement”), pursuant to which a series of transactions would have occurred that would have resulted in the Company becoming a wholly-owned subsidiary of ParentCo, with ParentCo becoming a publicly listed company (the “BCA Transactions”). On August 5, 2024, the Business Combination Agreement was terminated and, as a result, none of the BCA Transactions were effectuated.

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In June 2022, we executed a previously arranged contingent fee agreement with New Generation Aerospace, LLC (“NGA”) to compensate NGA for past services rendered and future services rendered through December 31, 2022 related to the acquisitions and financing of the Acquired Companies in the amount of $1.5 million (the “Contingent Fee”). In October 2023, we signed an Amended and Restated Success Fee Agreement, whereby all of the NGA stockholders agreed to convert $1.4 million of the Contingent Fee owed to them into 33,995 shares of our common stock immediately prior to the closing of the BCA Transactions, with the remaining Contingent Fee of $0.1 million owed to such holders to be paid at the closing of the BCA Transactions. To satisfy our obligations under the Amended and Restated Success Fee Agreement, we issued 33,995 shares of our common stock, with a value of approximately $0.3 million based on the IPO price of $10.00 per share, and used proceeds of $0.1 million in cash upon the closing of the IPO. Dr. Kathuria, our Executive Chairman, Co-Founder and a member of our Board of Directors, is the managing member of NGA and beneficially owns more than 5% of our outstanding capital stock.

Sky-Watch and Dangroup Arrangements

Sky-Watch Equity Purchase Agreement and Promissory Note

Edvard Per Erik Svehag, a member of our Board of Directors, co-founded Sky-Watch and has served as the chairman of its board of directors since July 2011, and is also a director of Dangroup ApS (“Dangroup”) and indirectly beneficially owns approximately 60% of Dangroup. We acquired Sky-Watch from Dangroup and other minority shareholders that owned less than 2% of Sky-Watch in March 2022, pursuant to the terms and conditions of an equity purchase agreement (the “Equity Purchase Agreement”) in exchange for consideration in the form of (i) a promissory note in the amount of $12.9 million (the “Sky-Watch Promissory Note”), (ii) 524,064 shares of our common stock and (iii) an earnout of up to $6.5 million based on performance commencing on the closing date of the acquisition through June 2024. The $6.5 million earnout was made up of $3 million that was payable on a dollar-for-dollar basis on revenue earned within the first two years of the acquisition and $3.5 million would become due and payable if Sky-Watch earned a minimum of $13.8 million in revenue during the period from the acquisition date through June 2024. In December 2022, the Equity Purchase Agreement was amended to increase the second earnout amount from $3.5 million to $7.5 million and to extend the earnout period to include the full fiscal year periods of 2022 through 2024. In March 2023, the Equity Purchase Agreement was further amended to add a third earnout of $4.0 million if revenue during the full fiscal year periods of 2022 through 2024 reached $17.0 million. In March 2024, the parties further amended the Equity Purchase Agreement, to extend the due dates of the earnout payments and the Sky-Watch Promissory Note in exchange for the former shareholders of Sky-Watch becoming eligible for an additional earnout of $1.0 million if Sky-Watch achieved earnings before interest, taxes, depreciation and amortization (“Sky-Watch EBITDA”) greater than or equal to Danish Krone 127,107,500 for fiscal year 2024. In June 2024, the parties further amended the Equity Purchase Agreement to (i) extend the payment dates for the remaining balance on the Sky-Watch Promissory Note to become payable within five business days of the date that we or our successor closed one or more financing transactions with an aggregate value of at least $35.0 million and (ii) the remaining earnout liability would become payable within five business days following the date that the we, or our successor, closed one or more financing transactions with an aggregate value of at least $45.0 million with interest continuing to accrue on the earned but unpaid earnout amounts at the federal discount rate plus 5.0%, compounded quarterly. The former shareholders agreed to waive enforcement of payment of all balances until June 30, 2025. We recorded $0.2 million and $1.0 million of interest on the earnout liability during the years ended December 31, 2025 and 2024, respectively. In aggregate, the former shareholders of Sky-Watch were paid $12.9 million under the Sky-Watch Promissory Note and $15.7 million in earnout payments under the Equity Purchase Agreement, for which $16.2 million and $3.2 million were paid during the years ended December 31, 2025 and 2024, respectively..

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Dangroup Incentive Agreement

Edvard Per Erik Svehag, a member of our Board of Directors, is a director of Dangroup and indirectly beneficially owns approximately 60% of Dangroup. In June 2024, we entered into an Incentive Agreement with Dangroup (the “Dangroup Incentive Agreement”) whereby we agreed to pay Dangroup 20% of Sky-Watch EBITDA as an incentive bonus for its continued involvement in Sky-Watch’s governance, management and/or other operations, commencing on January 1, 2025 for an initial term of five years, which shall renew upon mutual agreement of the parties. In December 2024, we amended the Dangroup Incentive Agreement, whereby, in addition to the incentive bonus described above, we agreed to transfer to Dangroup shares of our common stock immediately prior to the completion of the IPO such that Dangroup’s ownership was increased to 5% of our capital stock on a fully diluted basis. In June 2025, we issued 546,173 shares of our common stock to Dangroup at the close of the IPO pursuant to the Dangroup Incentive Agreement with a value of approximately $5.5 million based on the IPO price of $10.00 per share. In April 2026, we paid to Dangroup $6.2 million (39.6 million Danish krone) pursuant to the Dangroup Incentive Agreement with respect to 2025 Sky-Watch EBITDA.

Svehag Arrangements

Svehag Consulting Agreement

In June 2024, we entered into a consulting agreement (the “Svehag Consulting Agreement”) with Svehag Invest S.L., a Spanish limited liability company (“Svehag Invest”), pursuant to which Edvard Per Erik Svehag, a member of our Board of Directors, provided us with services relating to our preparation and implementation of our European, African, and Asian market strategy (the “Svehag Services”). The Svehag Services included, without limitation, assistance with our branding as well as the roll-out of our products and services into new additional markets. In consideration for the Svehag Services, we agreed to pay Svehag Invest an incentive fee equal to 2.5% of the fiscal year EBITDA of Sky-Watch, paid no later than 10 business days following the date that Sky-Watch’s audited financial statements for the relevant fiscal year have been approved and signed by Sky-Watch’s auditor and board of directors. The Svehag Consulting Agreement became effective for the Sky-Watch fiscal year commencing on January 1, 2024, and was cancelled in February 2026 with retroactive effect to June 2024. We did not pay any amounts to Svehag Invest pursuant to the Svehag Consulting Agreement.

Svehag Part-Time Employment Agreement and Variable Compensation Agreement

In connection with the cancellation of the Svehag Consulting Agreement, in January 2026, we entered into a part-time employment agreement (the “Svehag Employment Agreement”) with Edvard Per Erik Svehag, a member of our Board of Directors, through an employer of record pursuant to which Mr. Svehag continues to provide the Svehag Services. All amounts shown in Euros and U.S. dollars are based on a foreign exchange rate of 1.1736 U.S. dollars per one Euro, which is the foreign exchange rate on December 31, 2025, as reported by the U.S. Federal Reserve System. In consideration for the Svehag Services under the Svehag Employment Agreement, we have agreed to pay Mr. Svehag an annual base salary of €32,000 ($37,555). In connection with the cancellation of the Svehag Consulting Agreement and entering into the Svehag Employment Agreement, in February 2026 we also entered into a variable compensation agreement (the “Variable Compensation Agreement”) with Mr. Svehag pursuant to which we have agreed to pay Mr. Svehag annual variable compensation equal to 2.5% of the fiscal year EBITDA of Sky-Watch, beginning with the fiscal year ended December 31, 2025, as approved and signed by Sky-Watch’s auditor and board of directors, calculated prior to Sky-Watch’s payment of EBITDA performance-based bonuses to its chief executive officer and other key executives, if any, and the payment of compensation under the Svehag Employment Agreement, less the total amount of monthly base salary payments made during the applicable fiscal year. The annual variable compensation is payable no later than 60 business days following the date that Sky-Watch’s audited financial statements for the relevant fiscal year have been approved and signed by Sky-Watch’s auditor and board of directors. In respect of 2025 Sky-Watch EBITDA, we expect to pay Mr. Svehag variable compensation of approximately €707,288 ($831,990) in 2026. In addition, under the Svehag Employment Agreement and the Variable Compensation Agreement, we paid Mr. Svehag a one-time lump-sum accommodation payment of €20,000 ($23,472) and a sign-on bonus of €1,026,686 ($1,216,551), which were paid in full and final satisfaction of any and all claims, demands, or obligations arising from or related to any delay in the payment of variable compensation for performance of the Svehag Services for the fiscal year ended December 31, 2024. The Svehag Employment Agreement may be terminated by either party with 30 days’ written notice and shall continue until terminated. The Variable Compensation Agreement may be terminated by either party with 30 days’ written notice and shall continue until terminated; however, Mr. Svehag’s eligibility for any variable compensation under the Variable Compensation Agreement for any fiscal year beginning on or after January 1, 2027 is conditioned on Mr. Svehag’s employment with the Company as of the first day of the applicable fiscal year. In the event Mr. Svehag resigns without good reason or we terminate Mr. Svehag for cause prior to the end of a fiscal year, Mr. Svehag will be entitled to receive a pro-rated portion of the variable compensation payable for such year. In the event Mr. Svehag resigns for good reason or we terminate Mr. Svehag without cause prior to the end of a fiscal year, Mr. Svehag will be entitled to the full variable compensation payable for such year.

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Carter Aviation Contingent Obligation

As part of our acquisition of Jaunt, we acquired a contingent obligation originating from Jaunt’s previous acquisition of certain patents, licenses, and other intellectual property from Carter Aviation Technologies, LLC (“Carter Aviation”), a former member of Jaunt (the “Jaunt Contingent Arrangement”). Under the Jaunt Contingent Arrangement, 10% of any cash receipt, including all income, receipts, proceeds, debt or equity investment, earnings, sales, or winnings, up to $50 million was payable to Carter Aviation, $49.6 million of which remained upon our acquisition of Jaunt. The original terms of the Jaunt Contingent Arrangement provided that upon the completion of a business combination, the contingent consideration assumed from Jaunt would be replaced by promissory notes, the first of which would be for $23.0 million due one day after the closing of such business combination, and the second would be for the remaining portion of the contingent consideration and would be paid over three years subsequent to such closing. In October 2023, we signed a satisfaction of indebtedness and satisfaction of covenant agreement (the “Jaunt Satisfaction of Indebtedness and Satisfaction of Covenant Agreement”), whereby Carter Aviation agreed to convert $44.6 million of the obligations owed to it as part of the Jaunt acquisition into 1,122,437 shares of our common stock immediately prior to the closing of the BCA Transactions, with the remaining portion of the contingent consideration of $5.0 million owed to Carter Aviation to be paid at the closing of the BCA Transactions. Given that the BCA Transactions were not consummated, at the closing of our IPO we issued 1,122,437 shares of common stock with a value of approximately $11.2 million based on the IPO price of $10.00 per share to Carter Aviation in partial satisfaction of our obligations under the Jaunt Satisfaction of Indebtedness and Satisfaction of Covenant Agreement. In July 2025, the remaining $5.0 million owed to Carter Aviation was partially funded with a $3.9 million payment and we entered into an unsecured promissory note with Carter Aviation to fund the remaining $1.1 million by September 10, 2025, which was repaid in September 2025.

Employment Arrangements and Indemnification Agreements

We have entered into employment agreements with certain of our executive officers. For more information regarding these agreements with our named executive officers, see the section above titled “Executive Compensation—Employment Arrangements with our Named Executive Officers.” Additionally, Mr. Uczekaj received certain cash and common stock under the Management Carveout Plan, as described in more detail above under “Executive Compensation—Narrative to the Summary Compensation Table.”

Our amended and restated certificate of incorporation requires us to indemnify our directors and officers, and our Bylaws authorize us to indemnify our directors, officers, employees and other agents, to the fullest extent permitted by Delaware law. Our Bylaws also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director, officer, employee or other agent in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered into indemnification agreements with each of our directors and executive officers. With certain exceptions, these agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in connection with any action, proceeding or investigation.

Advisor Agreement with Persistent LLC

In June 2025, we entered into an advisor agreement (the “Advisor Agreement”) with Persistent LLC, the sole member of which is Dr. Mariya Pylypiv. Pursuant to the Advisor Agreement, we paid Persistent LLC $300,000 during the year ended December 31, 2025 as full compensation for past consultancy and advisory services rendered to the Company by Dr. Pylypiv from January 1, 2023 through May 31, 2024.

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Policies and Procedures for Transactions with Related Persons

We have adopted a written related person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and continuing oversight of “related person transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years. Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities, including any of their immediate family members and affiliates, and entities owned or controlled by such persons or entities in which such person has a 5% or greater beneficial ownership interest.

Under the policy, where a transaction has been identified as a related person transaction, management must present information regarding the proposed related person transaction to our audit committee (or, where review by our audit committee would be inappropriate for reasons of conflict of interest or otherwise, to another independent body of our Board of Directors) for review. The presentation must include a description of, among other things, all of the parties thereto, the direct and indirect interests of the related persons, the purpose of the transaction, the material facts, the benefits of the transaction to us and whether any alternative transactions are available, an assessment of whether the terms are comparable to the terms available from unrelated third parties or to employees generally and management’s recommendation. To identify related person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our audit committee or another independent body of our Board of Directors takes into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to us;

●	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the terms of the transaction;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

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HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are AIRO stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker, notify our Corporate Secretary at (571) 720-4994 or send a written request to: AIRO Group Holdings, Inc., 8444 Westpark Drive, Suite 840, McLean, Virginia 22102, Attn: Corporate Secretary. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

ADDITIONAL FILINGS

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to the SEC Filings page from the Financials drop-down menu on the Investor Relations section of our website, http://theairogroup.com. A copy of our Annual Report on Form 10-K for the year ended December 31, 2025, including financial statements and schedules thereto, is available without charge upon written request to: AIRO Group Holdings, Inc., 8444 Westpark Drive, Suite 840, McLean, Virginia 22102, Attn: Corporate Secretary.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Captain Joseph D. Burns
Captain Joseph D. Burns Chief Executive Officer

April 21, 2026

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AIRO

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone.

Vote Your Proxy on the Internet:
Go to http://www.AALvote.com/AIRO
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote Your Proxy by Phone:
Call 1-866-804-9616
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

Vote Your Proxy by Mail:
Mark, sign, and date your proxy card, then detach it and return it in the postage-paid envelope provided.

CONTROL NUMBER

NAME & ADDRESS HERE

As a stockholder of AIRO Group Holdings, Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m. Eastern Time on June 3, 2026.

▽ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▽

AIRO Group Holdings, Inc.

ANNUAL MEETING OF STOCKHOLDERS
JUNE 4, 2026 AT 9:00 a.m. CT

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AIRO GROUP HOLDINGS, INC.

The stockholder(s) hereby appoint(s) Joseph D. Burns and Mariya Pylypiv, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of AIRO Group Holdings, Inc., that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at the offices of Cantor Fitzgerald & Co., 71 S Wacker Drive, Suite 2775, Chicago, IL 60606 at 9:00 a.m. Central Time on June 4, 2026, and any adjournment or postponement thereof (with discretionary authority under Proposal No. 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve) and in their discretion on such other matters as may properly come before the meeting.

Please check here if you plan to attend the Annual Meeting. ☐

NAME & ADDRESS HERE

BARCODE HERE

CONTROL NUMBER

Address Change:
(If you noted any Address Changes above, please mark box.) ☐

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Signature ____________________

Date ____________________

Title ____________________

Signature (Joint Owners) ____________________

NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, limited liability company, or partnership, please sign in full corporate, limited liability company, or partnership name by authorized officer or person.

The Proxy Statement and Annual Report are available at:
https://web.viewproxy.com/AIRO/2026

If you plan to attend the meeting in person, you must register in advance at the link above by June 3, 2026 at 9:00 a.m. Central Time.

▽ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▽

When properly executed, your proxy card/voting instruction form will be voted in the manner you direct. If you do not specify your choices, your shares will be voted FOR each of the nominees listed in Proposal No. 1 and FOR Proposal No. 2.

Please mark your votes like this ☒

The Board of Directors recommends a vote FOR each of the nominees listed in Proposal No. 1.

1. NOMINEES:	FOR	WITHHOLD
(1) Gregory Winfree	☐	☐
(2) Brian Nelson	☐	☐
(3) Sherrie McCandless	☐	☐

FOR ☐ **AGAINST** ☐ **ABSTAIN** ☐

Note: In their discretion, the named proxies are authorized to vote on such other business that may properly come before the meeting or any adjournment or postponement thereof.